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                                                                     EXHIBIT 21.


                      LIST OF SUBSIDIARIES OF THE COMPANY


1.   TCISE Partner 1, Inc.

2.   TCISE Partner 2, Inc.

3.   Tempo Satellite, Inc.

4.   TCISE Canada, Inc.